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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JULY 9, 2004

                                BBMF CORPORATION
             (Exact name of registrant as specified in its charter)

                                     0-27989
                            (Commission File Number)

NEVADA                                      88-0286466
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation)


                 Room 4302, 43rd Floor, China Resources Building
                    26 Harbour Road, Wan Chai, Hong Kong SAR
             (Address of principal executive offices, with zip code)

                                 +852 2116 8509
              (Registrant's telephone number, including area code)

                              eChex Worldwide Corp.
          (Former name or former address, if changed since last report)


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ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE

     As a result of Registrant's change in business since undergoing its reorganization on April 1, 2004, as disclosed by the Company in its current report on Form 8-K for the events beginning April 1, 2004 (and as filed with the Commission and incorporated herein by reference), the Registrant has elected to change its primary Standard Industrial Classification Code from 5199 (Non-durable consumer products) to 7371 (Services - computer programming services).


ITEM 9. REGULATION FD DISCLOSURE

     On July 9, 2004, the Company completed a private placement of 513,636 shares of its common stock at a per share price of US$2.20. The main investor in the placement was Japanese mobile game developer Atlus Co. Ltd., who purchased 500,000 of the Company's shares for an aggregate purchase price of US$1,100,000. The offering resulted in gross proceeds to the Company of US$1,130,000. In addition, the Company has agreed to sell 4,545 shares of its common stock to another private investor at a per share price of US$2.20, resulting in additional proceeds of US$10,000. The Company expects this placement to close within the next week.

     The purchase price paid by each of the investors above represents a significant discount from the closing price from the last reported sale as of the close of the first round of investments on July 9, 2004; however, there has been no active trading of our common stock over at least the past four months since the close on July 9, 2004. All shares are unregistered securities subject to a lock-up period.

     The Company expects to use the net proceeds of the offering for working capital and general corporate purposes.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                                                  BBMF CORPORATION


Date: July 15, 2004                               By: /s/ Antony Ren Haw Ip
                                                      --------------------------
                                                      Antony Ren Haw Ip
                                                      President